                                                                   Exhibit 4(r)


                    AMENDMENT No. 7 entered into as of September 19, 2000 (this "Amendment"), to the Credit Agreement dated as of February 12, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Magellan Health Services, Inc., a Delaware corporation (the "PARENT BORROWER"); Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation; Merit Behavioral Care Corporation, a Delaware corporation; each other wholly owned domestic subsidiary of the Parent Borrower that becomes a "Subsidiary Borrower" pursuant to Section 2.23 of the Credit Agreement (each, a "SUBSIDIARY BORROWER" and, collectively, the "SUBSIDIARY BORROWERS" (such term is used herein as modified in Article I of the Credit Agreement); the Parent Borrower and the Subsidiary Borrowers are collectively referred to herein as the "BORROWERS"); the Lenders (as defined in Article I of the Credit Agreement); The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); First Union National Bank, a national banking corporation, as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); and Credit Lyonnais New York Branch, a licensed branch of a bank organized and existing under the laws of the Republic of France, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK" and, together with The Chase Manhattan Bank and First Union National Bank, each in its capacity as an issuing bank, the "ISSUING BANKS").


                  A. The Lenders and the Issuing Banks have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

                  B. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement (as amended hereby).

                  C. The Borrowers and the Required Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein on the terms and subject to the conditions set forth in this Amendment.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. AMENDMENTS TO SECTION 1.01. (a) The definition of the term "Excess Cash Flow" is hereby amended by (i) adding after the words "the term `Net Cash Proceeds'" the following text: "arising as a result of any Condemnation Event or Casualty Event" and (ii)(A) replacing the term "and" with a "," prior to clause (ii) of the proviso at the end of such defined term and (B) adding the following text at the end of such clause (ii): "and (iii) for avoidance of doubt, any proceeds resulting from the Mentor Sale."

                           (b) The definition of the term "Permitted
 Acquisition" is amended by replacing clause (e) with the following text:

                           (e) the amounts paid for all Permitted Acquisitions
                  (including, without limitation, any Indebtedness incurred or assumed in connection therewith, but excluding (i) any capital stock or other equity interests issued or delivered as part of the consideration for such Permitted Acquisition, (ii) Permitted CBHS Lease Transaction Amounts, and (iii) the Permitted Premier Acquisition and the Permitted CBHS Joint Venture Acquisitions/Sales) (x) after the Closing Date shall not exceed, in the event the Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered, or were required to have been delivered, by the Parent Borrower pursuant to Section 5.04(a) or 5.04(b), prior to such Permitted Acquisition, on a pro forma basis after giving effect to all such Permitted Acquisitions, is greater than or equal to 4.00:1.00, $100,000,000, and (y) after the completion of the Mentor Sale shall not exceed, in the event the Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered, or were required to have been delivered, by the Parent Borrower pursuant to
                  Section 5.04(a) or 5.04(b), prior to such Permitted Acquisition, on a pro forma basis after giving effect to all such Permitted Acquisitions, is greater than or equal to the applicable Leverage Ratio shown below, the respective sublimit amount shown for such Leverage Ratio:

LEVERAGE RATIO                                                   PERMITTED ACQUISITIONS SUBLIMIT
--------------                                                   -------------------------------
Greater than 5.00:1.00                                                     $2,500,000

Greater than 4.50:1.00, but less than or equal to                         $10,000,000
5:00:1.00

Greater than 3.75:1.00, but less than or equal to                         $25,000,000
4.50:1.00

Less than or equal to 3.75:1.00                                           No Sublimit


                  (c) The definition of the term "Permitted Stock Repurchases or Dividends" is hereby amended to replace the word "and" prior to clause (y) in the second clause (B) of the first sentence thereof with a "," and adding the following text after such clause (y):

                   and (z) in the case of Permitted Stock Repurchases or Dividends as described in clauses (a) or (b) above made after the completion of the Mentor Sale, and so long as the Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered, or were required to have been delivered, by the Parent Borrower pursuant to Section 5.04(a) or 5.04(b), prior to such Permitted

                   Stock Repurchase or Dividend, is greater than or equal to 4.00:1.00, $2,000,000,


                  (d) Section 1.01 of the Credit Agreement is hereby amended by adding the defined terms "Permitted CBHS Joint Venture Acquisition/Sale" and "Permitted Premier Acquisition" to read in the entirety as follows:

                  "PERMITTED CBHS JOINT VENTURE ACQUISITION/SALE" shall mean the acquisition by the Parent Borrower or any of its Subsidiaries of the partnership or limited liability company interests of any other partners or limited liability company members of any CBHS Joint Venture, to the extent such acquisition is (i) made in contemplation of a CBHS Joint Venture Sale in respect of such CBHS Joint Venture or the assets owned or used by it, (ii) effected for an amount paid by the Parent Borrower or such Subsidiaries that is to be recouped by the Parent Borrower or such Subsidiaries in the contemplated CBHS Joint Venture Sale, and (iii) preceded or promptly followed by a closing of the contemplated CBHS Joint Venture Sale pursuant to which such amount is recouped; PROVIDED, HOWEVER, that to the extent any such amount is not so recouped, such excess amount shall be included in determining the Parent Borrower's compliance with the limitations on Permitted Acquisitions set forth in clause (e) of the definition thereof.

                  "PERMITTED PREMIER ACQUISITION" shall mean the acquisition by the Parent Borrower or any of its Subsidiaries of Premier Behavioral Systems of Tennessee, LLC ("Premier") through the redemption or purchase of the limited liability company interests held by other member(s) of Premier, to the extent such redemption or purchase is effected directly or indirectly from funds or other property of Premier paid or distributed for such purpose; PROVIDED, HOWEVER, to the extent any funds or other property of the Parent Borrower or any Subsidiary are used to effect such redemption or purchase, the amount of such funds or property shall be included in determining the Parent Borrower's compliance with the limitations on Permitted Acquisitions set forth in clause
(e) of the definition thereof.

                  SECTION 2. AMENDMENT TO SECTION 2.13(B). Section 2.13(b) of the Credit Agreement is hereby amended by substituting the date "September 30, 2001" for the date "September 30, 2002" in clause (i) of such Section.

                  SECTION 3. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

                  (a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

                  (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  SECTION 4. CONDITIONS TO EFFECTIVENESS. This Amendment shall be deemed agreed to by the parties to the Credit Agreement when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders, but this Amendment shall not become effective until the date that the Mentor Sale is completed.

                  SECTION 5. CREDIT AGREEMENT. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be a Loan Document for all purposes.

                  SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

                  SECTION 8. EXPENSES. The Parent Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                            MAGELLAN HEALTH SERVICES, INC.,

                              By  /s/ James R. Bedenbaugh
                                ----------------------------
                                Name:  James R. Bedenbaugh
                                Title: SVP & Treasurer

                            CHARTER BEHAVIORAL HEALTH SYSTEM OF NEW MEXICO,
                            INC.,

                              By  /s/ Charlotte A. Sanford
                                ----------------------------
                                Name:  Charlotte A. Sanford
                                Title: Treasurer

                            MERIT BEHAVIORAL CARE CORPORATION,

                              By  /s/ Charlotte A. Sanford
                                ----------------------------
                                Name:  Charlotte A. Sanford
                                Title: Treasurer

                            THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent and an Issuing Bank,

                              By  /s/ Dawn Lee Lum
                                ----------------------------
                                Name:  Dawn Lee Lum
                                Title: Vice President

                            FIRST UNION NATIONAL BANK, individually and as Syndication Agent and an Issuing Bank,

                              By  /s/ Joyce L. Barry
                                ----------------------------
                                Name:  Joyce L. Barry
                                Title: SVP

                            ML CLO XV PILGRIM AMERICA (CAYMAN) LTD.
                            BY: PILGRIM INVESTMENTS, INC.
                                AS ITS INVESTMENT MANAGER

                              By  /s/ Michel Prince, CFA
                                 ------------------------------
                                 Name:  Michel Prince, CFA
                                 Title: Vice President


                            PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD.
                            BY: PILGRIM INVESTMENTS, INC.
                                AS ITS INVESTMENT MANAGER

                              By  /s/ Michel Prince, CFA
                                 ------------------------------
                                 Name:  Michel Prince, CFA
                                 Title: Vice President


                            PILGRIM PRIME RATE TRUST
                            BY: PILGRIM INVESTMENTS, INC.
                                AS ITS INVESTMENT MANAGER

                              By  /s/ Michel Prince, CFA
                                 ------------------------------
                                 Name:  Michel Prince, CFA
                                 Title: Vice President


                            HIGHLAND CAPITAL MANAGEMENT, L.P.,

                              By  /s/ James Dondero
                                 ------------------------------
                                 Name:  James Dondero
                                 Title: President


                            MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                              By  /s/ Colleen M. Cunniffe
                                 ------------------------------
                                 Name:  Colleen M. Cunniffe
                                 Title: Authorized Signatory

                            MERRILL LYNCH DEBT STRATEGIES PORTFOLIO
                            BY: MERRILL LYNCH INVESTMENT MANAGERS, L.P.,
                                AS INVESTMENT ADVISOR,

                              By  /s/ Colleen M. Cunniffe
                                 ------------------------------
                                 Name:  Colleen M. Cunniffe
                                 Title: Authorized Signatory


                            MERRILL LYNCH GLOBAL INVESTMENT
                            SERIES: INCOME STRATEGIES PORTFOLIO
                            BY: MERRILL LYNCH INVESTMENT MANAGERS, L.P.,
                                AS INVESTMENT ADVISOR,

                              By  /s/ Colleen M. Cunniffe
                                 ------------------------------
                                 Name:  Colleen M. Cunniffe
                                 Title: Authorized Signatory


                            INDOSUEZ CAPITAL FUNDING IV, L.P.
                            BY: INDOSUEZ CAPITAL
                                AS PORTFOLIO ADVISOR,

                              By  /s/ Melissa Marano
                                 ------------------------------
                                 Name:  Melissa Marano
                                 Title: Vice President


                            BLACK DIAMOND CLO 1998-1 LTD.,

                              By  /s/ John H. Cullinane
                                 ------------------------------
                                 Name:  John H. Cullinane
                                 Title: Director


                            BLACK DIAMOND INTERNATIONAL FUNDING, LTD.,

                              By  /s/ John H. Cullinane
                                 ------------------------------
                                 Name:  John H. Cullinane
                                 Title: Director

                            VAN KAMPEN PRIME RATE INCOME TRUST
                            BY: VAN KAMPEN INVESTMENT ADVISORY CORP.,

                              By  /s/ Brian T. Buscher
                                 ------------------------------
                                 Name:  Brian T. Buscher
                                 Title: Manager Operations & Compliance


                            SENIOR DEBT PORTFOLIO
                            BY: BOSTON MANAGEMENT AND RESEARCH
                                AS INVESTMENT ADVISOR,

                              By  /s/ Scott H. Page
                                 ------------------------------
                                 Name:  Scott H. Page
                                 Title: Vice President


                            EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
                            BY: EATON VANCE MANAGEMENT
                                AS INVESTMENT ADVISOR,

                              By  /s/ Scott H. Page
                                 ------------------------------
                                 Name:  Scott H. Page
                                 Title: Vice President


                            ARCHIMEDES FUNDING II, LTD.,

                               By  /s/ Helen Y. Rhee
                                  ------------------------------
                                  Name:  Helen Y. Rhee
                                  Title: Vice President & Portfolio Manager


                            SUMMIT BANK,

                              By  /s/ William Dinicola
                                 ------------------------------
                                 Name:  William Dinicola
                                 Title: Vice President

                            BATTERSON PARK CBO I
                            BY: GENERAL RE-NEW ENGLAND ASSET MANAGEMENT, INC.,
                                AS COLLATERAL MANAGER,

                              By  /s/ Susan Bosworth
                                 ------------------------------
                                 Name:  Susan Bosworth
                                 Title: Vice President


                            BANK POLSKA KASA OPIEKI S.A., NEW YORK BRANCH,

                              By  /s/ Barry W. Henry
                                 ------------------------------
                                 Name:  Barry W. Henry
                                 Title: Vice President
                                        Senior Lending Officer

                            C.M. LIFE INSURANCE COMPANY,

                              By  /s/ Clifford M. Noreen
                                 ------------------------------
                                 Name:  Clifford M. Noreen
                                 Title: Senior Managing Director


                            MASSMUTUAL HIGH YIELD PARTNERS II LLC,
                            BY: HYP MANAGEMENT, INC.
                                AS MANAGING MEMBER

                              By  /s/ Clifford M. Noreen
                                 ------------------------------
                                 Name:  Clifford M. Noreen
                                 Title: Senior Managing Director


                            MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

                               By  /s/ Clifford M. Noreen
                                  ------------------------------
                                  Name:  Clifford M. Noreen
                                 Title: Senior Managing Director

                            MASSMUTUAL/DARBY CBO LLC
                            BY: MASSMUTUAL/DARBY CBO IM, INC.
                                AS LLC MANAGER

                               By  /s/ Clifford M. Noreen
                                  ------------------------------
                                  Name:  Clifford M. Noreen
                                  Title: Senior Managing Director


                            MASSMUTUAL CORPORATE VALUE PARTNERS LTD.
                            BY: DAVID L. BABSON AND COMPANY INC. UNDER DELEGATED AUTHORITY FROM MASS. MUTUAL LIFE INSURANCE COMPANY, AS MANAGER,

                              By  /s/ Clifford M. Noreen
                                 ------------------------------
                                 Name:  Clifford M. Noreen
                                 Title: Senior Managing Director



                            KZH HIGHLAND-2 LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            KZH PAMCO LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            CREDIT LYONNAIS NEW YORK BRANCH,

                              By  /s/ Charles Heidsieck
                                 ------------------------------
                                 Name:  Charles Heidsieck
                                 Title: Senior Vice President

                            KZH ING-2 LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            KZH ING-3 LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            KZH PONDVIEW LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            KZH SHOSHONE LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            KZH SOLEIL LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            BANK OF TOKYO-MITSUBISHI TRUST CO.,

                               By  /s/ Spencer Hughes
                                  ------------------------------
                                  Name:  Spencer Hughes
                                  Title: Vice President

                            THE BANK OF NOVA SCOTIA,

                              By  /s/ W.J. Brown
                                 ------------------------------
                                 Name:  W.J. Brown
                                 Title: Vice President


                            GENERAL ELECTRIC CAPITAL CORPORATION,

                              By  /s/ Thomas E. Johnstone
                                 ------------------------------
                                 Name:  Thomas E. Johnstone
                                 Title: Duly Authorized Signatory


                            KZH CRESCENT-2 LLC,

                              By  /s/ Kimberly Rowe
                                 ------------------------------
                                 Name:  Kimberly Rowe
                                 Title: Authorized Agent


                            TCW LEVERAGED INCOME TRUST, L.P.
                            BY: TCW ADVISERS (BERMUDA), LTD.,
                                AS GENERAL PARTNER,

                              By  /s/ Mark Gold
                                 ------------------------------
                                 Name:  Mark Gold
                                 Title: Managing Director


                            By: TCW INVESTMENT MANAGEMENT COMPANY,
                                AS INVESTMENT ADVISER,

                              By  /s/ Jonathan Berg
                                 ------------------------------
                                 Name:  Jonathan Berg
                                 Title: Assistant Vice President

                            TCW LEVERAGED INCOME TRUST II, L.P.
                            BY: TCW ADVISERS (BERMUDA), LTD.,
                                AS GENERAL PARTNER,

                              By  /s/ Mark Gold
                                 ------------------------------
                                 Name:  Mark Gold
                                 Title: Managing Director


                            By: TCW INVESTMENT MANAGEMENT COMPANY,
                                AS INVESTMENT ADVISER,

                              By  /s/ Jonathan Berg
                                 ------------------------------
                                 Name:  Jonathan Berg
                                 Title: Assistant Vice President


                            SEQUILS I, LTD.
                            BY: TCW ADVISORS, INC.
                                AS ITS COLLATERAL MANAGER,

                               By /s/ Mark Gold
                                 ------------------------------
                                 Name:  Mark Gold
                                 Title: Managing Director


                               By /s/ Jonathan Berg
                                 ------------------------------
                                 Name:  Jonathan Berg
                                 Title:  Assistant Vice President